UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2015 (October 2, 2015)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 2, 2015, Cumberland Pharmaceuticals Inc. (the "Company") announced that Rick S. Greene, who has been serving as the Company’s Vice President and Chief Financial Officer (Principal Financial Officer), will transition out of that role effective October 14, 2015, as he pursues interests outside of the Company following his acceptance of an appointment at a privately held biopharmaceutical company.
A.J. Kazimi, Chief Executive Officer of the Company, will serve as the Company’s Principal Financial Officer in addition to his duties as Principal Executive Officer. Mr. Kazimi will oversee and supervise the activities of the Company's Finance and Accounting Department. There are no related party disclosures between the Company and Mr. Kazimi, and his compensation arrangements with the Company remain unchanged. The compensation arrangements between the Company and Mr. Kazimi as well as other disclosures required by Item 401 and Item 404 of Regulation S-K are incorporated by reference from the Proxy Statement of the Company for the 2015 Annual Meeting of Shareholders, filed on Schedule 14A with the SEC on March 13, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

October 2, 2015	By: Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer